UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2014

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2014, MagneGas Corporation (the “Company”) completed an offering (the “Offering”) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated March 24, 2014, by and between the Company and an institutional investor (the “Investor”), attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K as previously filed on March 27, 2014 (the “Report”).

The securities sold in the Offering consisted of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, and 2,100.5 shares of the Company’s Series C convertible preferred stock (the “Preferred Stock”) which are convertible into a total of 1,448,276 shares of common stock (the “Conversion Shares”) for an aggregate purchase price of $5,000,000 (the Shares, the Preferred Stock and the Conversion Shares shall be referred to as the “Registered Stock”). The Registered Stock is being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2013 and declared effective on May 28, 2013 (File No. 333-188661) (the “Registration Statement”).

In connection with the purchase of shares of the Registered Stock in the Offering, the Company issued warrants to the Investor to purchase 1,724,138 shares of common stock at an exercise price equal to $2.15 (the “Warrants”).  Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable.

After deducting placement agent fees and other offering expenses, the Company received approximately $4,500,000 in net proceeds from the Offering. Northland Securities, Inc. was the placement agent for the Offering.

The terms of the Preferred Stock, Warrant and rights of the Investor contained therein, are described in Item 1.01 of the Report which such descriptions are incorporated herein by reference. The opinion of our counsel, Szaferman, Lakind, Blumstein & Blader, P.C., relating to the legality of the issuance and sale of the Registered Stock is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On March 31, 2014, the Company received notice from the Listing Qualifications Department of the Nasdaq Stock Market that the Company has regained compliance with the Nasdaq Listing Standards by curing the Company’s previously reported deficiencies for failure to comply with the minimum bid price requirement of $1 per share.

As of March 28, 2014, the bid price of the Company’s common stock had closed above the $1.00 minimum requirement for a period of 10 consecutive trading days. The Company now meets the continued listing standards for the Nasdaq Capital Market and no further action is required.

On April 1, 2014, the Company issued a press release with respect to its compliance with the Nasdaq listing requirements, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
Exhibit 99.1	Press Release dated April 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: April 1, 2014	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer